                               SUBLEASE AGREEMENT

      THIS AGREEMENT ("Sublease") is made this 14th day of August, 1998, by and between GANNON TECHNOLOGIES INC., a Missouri Corporation as sublessor ("Sublessor"), and CAREERBUILDER INC., a Delaware Corporation, as sublessee ("Sublessee").

                              W I T N E S S E T H:

      WHEREAS, Sublessor is presently the lessee under that certain lease agreement dated September 23, 1996 (the "Master Lease"), entered into by and between Sublessor and SPECTRA-4 L.L.P., as lessor (the "Lessor"), which Master Lease is attached hereto as Exhibit "A" and is incorporated herein by reference and made a part hereof; and

      WHEREAS, Sublessor and Sublessee desire to enter into agreement for the sublease of the premises described in the Master Lease and further described below;

      NOW, THEREFORE, Sublessor hereby leases and demises to Sublessee and Sublessee hereby hires and takes from Sublessor, upon the terms, conditions and restrictions hereinafter specified and the terms, conditions and restrictions of the Master Lease, the premises described below:

      1. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the entire premises leased by Sublessor under the Master Lease described as 10,055 square feet in and upon the first floor of the building located at 11495 Sunset Hills Rd, Reston VA 20190 as depicted on Exhibit "B" attached hereto and made a part hereof together with the fixtures and furniture (if any) described on Exhibit "C" attached hereto (the "Premises"). The Premises will be subleased in two tranches as depicted on Exhibit B. Tranche A will be approximately 6,000 square feet; Tranche B will be the remaining part of the Premises, approximately 4,055 square feet.

      2. WARRANTY BY SUBLESSOR. To the best of Sublessor's knowledge and belief, Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease. To the best of Sublessor's knowledge and belief, Sublessor warrants that the Premises complies to all applicable building codes.

      3. TERM. The term of this Sublease shall commence on the later of: (a) the date Lessor consents, in writing, to this Sublease (if such consent is required under the Master Lease); or (b) upon delivery of Tranche A by Sublessee on September 11, 1998 (the "Commencement Date") and shall expire on October 31, 1999 (the "Expiration Date") unless earlier terminated pursuant to the provisions hereof or of the Master Lease (the "Term"). Possession of the Premises shall be delivered to Sublessee on the Commencement Date. Sublessee acknowledges that it has inspected the Premises and agrees, except for remedies required to correct building code violations, to accept the same in AS-IS condition. If, for any reason, Sublessor does not deliver possession of Tranche A to Sublessee on the Commencement Date, Sublessor shall be liable for a daily penalty equal to $278.76 per day, the Expiration Date shall not be extended by the delay, and the validity of the Sublease shall not be impaired, but rent shall abate until delivery of possession. Notwithstanding the foregoing, if Sublessor has not delivered possession of Tranche A to Sublessee within thirty
(30) days after the Commencement Date, then at any time before delivery of possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this entire Sublease. If, for any reason, Sublessor does not deliver possession of Tranche B to Sublessee by December 1, 1998 the Expiration Date shall not be extended by the delay, and the validity of the Sublease shall not be impaired, but rent shall abate until delivery of possession. Notwithstanding the foregoing, if Sublessor has not delivered possession of the Tranche B to Sublessee by January 1, 1999, then at any time before delivery of possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel the Tranche B portion of the Sublease. For both Tranche A and Tranche B said notice shall set forth an effective date for such cancellation which shall be at least ten (10) business days after delivery of said notice to Sublessor. If Sublessor delivers possession of the Premises to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession of Tranche A to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

      If Sublessor permits Sublessee to take possession of the Premises prior to the commencement of the Term, such early possession shall not advance the Expiration Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

      4. RENT. Sublessee shall pay to Sublessor as rent, without deduction, setoff, notice, or demand, at The Gannon Companies 12541 Bennington Place St. Louis MO 63146 Tel. 314-576-9600 Fax.314-424-0548 or at such other address as Sublessor shall designate from time to time by notice to Sublessee, the sum of FIVE THOUSAND TWO-HUNDRED AND SEVENTEEN AND 69/100 ($5,217.69) DOLLARS per month upon the Commencement Date and until delivery of Tranche B. After delivery of Tranche B, the rent will be NINE THOUSAND 36/100 DOLLARS ($9,000.36), which includes the automatic 1998 rent increase in the Master Lease, per month with the rent payments due on the first day of each calendar month thereafter for the remainder of the Term. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial months shall be prorated on a per diem basis. Rent payable hereunder will be adjusted for increases in Sublessee's pro-rata share of taxes, insurance, common area maintenance (CAM) and all other expenses or charges for which the Tenant is responsible under the Master Lease. Sublessee shall pay Sublessor a late charge of 5% for any payment that is not paid by the third day of each month and an interest charge of 8% (per year) on any overdue balances. In addition, Sublessee shall be responsible for obtaining and paying for all separately metered utilities for the Premises and phone/data lines and service. In addition to the rent payments above, Sublessee shall pay Sublessor the following one time amounts to offset Sublessor's moving costs: On delivery of Tranche A: TWENTY-THOUSAND AND 00/100 DOLLARS ($20,000) on delivery of Tranche B: TWELVE THOUSAND AND 00/100 DOLLARS ($12,000).

      5. SECURITY DEPOSIT. Sublessee shall upon execution hereof pay to Sublessor as a security deposit the sum of EIGHT THOUSAND FOUR-HUNDRED AND TWO 08/100 DOLLARS ($8,402.08). Such Security Deposit shall be returned to Sublessee within forty-five days of the expiration or termination of this Sublease unless Sublessee is in default.

      6. USE OF PREMISES. The Premises shall be used and occupied only in accordance with the Master Lease.

      7. SERVICES. It is understood and agreed that Sublessor shall not directly provide any services to Sublessee, but rather that all services provided by Lessor to Sublessor will be made available to Sublessee on the same basis as to Sublessor under the Master Lease.

      8. REPAIRS. Sublessee agrees to keep the Premises in good repair and, at the expiration of the Term to remove all personal property and effects and to peaceably turn over the Premises to Sublessor in as good condition as when delivered to Sublessee, ordinary wear and tear excepted.

      9. ALTERATIONS. No alteration, addition or improvement to the Premises shall be made by Sublessee in excess of $30,000 without the prior written consent of Sublessor and in full compliance with the terms of the Master Lease. Any alteration, addition or improvement made by Sublessee after such consent shall have been given, and any fixtures installed as a part thereof, shall, at Sublessor's option, become the property of Sublessor upon the expiration or other sooner termination of this Sublease; provided, however, that Sublessee shall have the right to remove its trade fixtures, equipment and other personal property, at Sublessee's cost, upon such termination of this Sublease.

      10. DAMAGE. If the Premises shall be damaged by fire, other casualty or act of the public enemy, the continuation or termination of this Sublease and the terms thereof shall be as specified in the Master Lease. Sublessee shall give Sublessor immediate written notice of any damages to the Premises.

      11. INSURANCE. Sublessee, at its sole expense, shall maintain in force during the term of this Sublease all coverages required under the Master Lease. Sublessor shall be named an additional insured under said policies.

      12. INCORPORATION OF MASTER LEASE. Sublessee represents and warrants that it has received a copy of the Master Lease as attached hereto as Exhibit "A" and any rules and regulations applicable thereto, which are hereby incorporated herein by reference, that it has reviewed the same and that, except as hereafter specified, it agrees, for itself and its successors and permitted assigns, to abide by and faithfully perform all covenants, terms, conditions, liabilities and obligations of said Master Lease as if Sublessee were the tenant thereunder except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee's payment of all rent pursuant to the terms of this Sublease and except that Sections 2.4(a), 2.4(b), 4.1(b), 26.10 and 19.1f of the Master Lease shall not apply to this Sublease and are specifically excluded herefrom in their entirety.

      13. DEFAULT. If Sublessee defaults in the payment of any rent or other sums due and payable to Sublessor under this Lease and such default continues for a period of twenty (5) days after written notice of such default has been given by Sublessor to Sublessee, or if Sublessee shall violate or default in the performance of any covenants, agreements, stipulations or other conditions contained herein (other than the payment of rent and other sums) for a period of thirty (30) days after written notice of such violation or default has been given by Sublessor to Sublessee or, in the case of a default not curable within thirty (30) days, if Sublessee shall fail to commence to cure the same within thirty (30) days, and thereafter proceed diligently to complete the cure thereof, then Sublessor, at its option, may re-enter and repossess the Premises, with or without process of law, and declare this Sublease terminated and the Term of this Sublease ended forthwith. In the event of any such re-entry and repossession, Sublessor shall have the right to relet all or any portion of the Premises upon such terms and conditions as may be reasonable. If Sublessor is more than 30 days late on payments to the Master Lease, Sublessee may make all future rent payments directly to Lessor, provided that the foregoing shall not prejudice any right of Lessor, including the right to terminate the Master Lease.

      14. LIABILITY OF SUBLESSOR. Sublessor and its employees, partners, and agents shall not be liable to Sublessee, Sublessee's employees, agents, invitees, licensees, customers, clients, family members, assignees, subtenants or guests, or to any other person or entity for any damage (including indirect and consequential damage), injury, loss, obligation, liability, compensation, or claim, of any kind or nature, whatsoever, including but not limited to claims for the interruption of or loss to Sublessee's business, based on, arising out of or resulting from any cause whatsoever (except as otherwise provided in this Section 14), including but not limited to the following: repairs to any portion of the Premises, or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from the use or operation (by Sublessor, Sublessee or any other person or entity) or heating, cooling, electrical, sewerage, or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Building or of any other person or entity; and any leakage in any part or portion of the Premises or the Building, or from water, rain, ice, or snow that may leak into, flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any goods, property or personal effects stored or placed by Sublessee, its employees or agents in or about the Premises or the Building shall be at sole risk of Sublessee, and Sublessor shall not in any manner be held responsible therefor. If any employee of Sublessor receives any packages or articles delivered to the Building for Sublessee, such employee shall be acting as the agent for such purposes and not as the agent of Sublessor. Notwithstanding the foregoing provisions of this Section 14, Sublessor shall not be released from liability to Sublessee for any physical injury to any natural person caused by the willful misconduct of Sublessor or its employees to the extent such injury is not covered by insurance (a) carried by Sublessee or such person, or (b) required by this Sublease to be carried by Sublessee. Notwithstanding the foregoing, this Section 14 does not apply to any such claim caused by the willful misconduct or gross negligence of Sublessor, provided, however, that Sublessee shall first look to its own insurance coverage and shall not recover from Sublessor to the extent that any such claim is covered by, or reimbursed from, Sublessee's insurance.

Sublessee shall indemnify and hold Sublessor, its agents, employees, or partners, harmless from and against all costs, penalties, damages, claims, causes of action, obligations, liabilities and expenses (including attorney's fees) suffered by or claimed against Sublessor, directly or indirectly, based on, arising out of or resulting from (i) Sublessee's use and occupancy of the Premises or the business conducted by Sublessee's therein, (ii) any act or omission by Sublessee or Sublessee's employess , agents, assigness, subtenants, contractors, guests, or licensees, (iii) any breach or default in the performance or observance of Sublessee's covenants or obligations under this Sublease Term, or (iv) any entry by Sublessee, its employees, agents or contractors upon the land prior to Sublease Commencement Date. Notwithstanding the foregoing, Sublessee shall not be obligated to indemnify Sublessor from any such obligations or liabilities caused by the negligence or willful misconduct of Sublessor or its agents.

In the event that at any time any landlord hereunder shall sell or transfer the Building, said landlord shall not be liable to Sublessee for any obligations or liabilities based on, arising out of or resulting from events or conditions occurring on or after the date of such sale or transfer.

In the event that at any time during the Sublease Term, Sublessee shall have a claim against Sublessor, Sublessee shall not have the right to set off or deduct the amount allegedly owed to Sublessee from any rent or other sums payable to Sublessor hereunder, it being understood that Sublessee's sole remedy for recovery upon such claim shall be to institute an independent action against Sublessor, subject to this Section 14.

Sublessee agrees, on behalf of itself and, to the fullest extent permitted by law, any of Sublessee's employees, agents, subtenants, assignees, contractors, clients, guests, licensees, customers or invitees, that in the event that Sublessee, or any or Sublessee's employees, agents, subtenants, assignees, contractors, clients, guests, licensees, customers, or invitees is awarded a money judgement against Sublessor, its agents or partners, the sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Sublessor; in no event shall any other assets of Sublessor, or of any partner of Sublessor or of any person or entity be held to have any personal liability for satisfaction of any claims or judgments against Sublessor and/or any partner of Sublessor in such partner's capacity as a partner of Sublessor.

      15. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the nonprevailing party.

      16. BROKERS. Sublessee and Sublessor each represent and warrant to the other that they have dealt with no broker in connection with this Sublease. Each party shall indemnify and hold the other harmless from and against any and all losses, claims, liabilities, damages and expenses, including, without limitation, attorneys' fees and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations or any claim by any person or entity by, through or under such party for brokerage commissions or other compensation in connection with the consummation of this Sublease. Representations and obligations under this section shall survive the expiration date or earlier termination of this Sublease.

      17. NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing and deemed sufficiently given if delivered by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight delivery service company (e.g. Federal Express, Airborne Express, and UPS), or (iii) by telephone facsimile addressed to the other party at the address shown below or at such place or to such agent as the parties may from time to time designate in writing.

      Sublessor:  Terry L. Pabst, Esq.
                  The Gannon Companies
                  12541 Bennington Place
                  St. Louis MO 63146
                  Tel. 314-576-9600
                  Fax. 314-424-0548

      Sublessee:  Richard Wathen, Controller
                  CareerBuilder Inc.
                  11495 Sunset Hills Road
                  Reston VA 20190
                  Tel. 703-709-1001
                  Fax: 703-709-1004

      Any notice given hereunder shall be deemed delivered when, if sent by mail, the return receipt is signed or refusal to accept the notice is noted thereon or, if sent by recognized overnight courier when the notice is actually delivered or refused as reflected in the courier company's delivery records or if sent via facsimile upon receipt of confirmation by the sender that the facsimile has been received (provided a hard copy of the facsimile is delivered to the recipient via certified mail or overnight delivery within three (3) business days thereafter).

      18. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS AND UNTIL CONSENTED TO IN WRITING BY LESSOR.

      19. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Sublease, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation Act, and The Americans With Disabilities Act.

      20. CAPITALIZED TERMS. Unless specifically defined herein, all capitalized words or phrases contained in this Sublease shall be given effect in accordance with the definition or meaning of such words or phrases as provided by the Master Lease.

      21. COUNTERPARTS. This Sublease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

Sublessor: Gannon Technologies Inc.

Date:  8/14/98                            By: /s/ Doris A. Grose
     ------------                            ----------------------------
                                          Print Name Doris A. Grose
                                                    ---------------------
                                          Title: VP-CFO
                                                -------------------------
                                          Address: 11495 Sunset Hills Rd.
                                                  -----------------------
                                          Facsimile: (703) 742-0063
                                                    ---------------------

Sublessee: CareerBuilder, Inc.

Date:  8/14/98                            By: /s/ Richard Wathen
     ------------                            ----------------------------
                                          Print Name Richard Wathen
                                                    ---------------------
                                          Title: Controller,
                                                 CareerBuilder, Inc.
                                                -------------------------
                                          Address: 11495 Sunset Hills Rd.
                                                   Reston, VA
                                                  -----------------------
                                          Facsimile: 703-709-1004
                                                    ---------------------